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                                                                   Exhibit 10.13



                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of April
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14, 1999, by and between eUniverse, Inc., formerly known as Motorcycle Centers of America, Inc., a corporation organized under the laws of the State of Nevada, (the "Company") and Leland N. Silvas of Norwalk, Connecticut (the "Executive").
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                                   RECITAL:

     The Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and subject to the conditions hereinafter set fort h.

                                  AGREEMENT:

     In consideration of the premises and mutual covenants herein contained, the parties hereby agree as follows:

1.   Term of Employment.

     Subject to the terms and conditions of this Agreement, the Company agrees to employ the Executive and the Executive hereby accepts employment with the Company pursuant to this Agreement for the period commencing on April 14, 1999 (the "Commencement Date"), and ending on April 30, 2000. The period from the
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Commencement Date through April 30, 2000 is hereinafter referred to as the
"Initial Term". The Initial Term shall be automatically extended for successive
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periods of one year ("Extension Terms") unless one of the parties provides
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written notice to the other party, at least three (3) months prior to the last day of the Initial Term or any Extension Term, as the case may be, of its election not to so extend the then-scheduled expiration of the Employment Period. The Initial Term, together with all extensions thereof (if any) is referred to in this Agreement as the "Employment Period."
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2.   Position and Duties of Executive.

     The Company hereby employs the Executive as President and Chief Executive Officer. The Executive shall report directly to the Chairman of the Board and shall be responsible for the day-to-day operations of the Company as a publicly traded company. The Executive shall render to the Company such services as are typically associated with the position of Chief Executive Officer, and any other services that may be reasonably required of him pursuant to the directions of the Chairman of the Board and/or the Board of Directors. The Chief Financial Officer and other officers, employees and advisors of the Company shall report to the Executive.

3.   Place of Performance.

     The place of employment of the Executive shall be at Wallingford, Connecticut, the Company's principal place of business. However, at any time deemed necessary or advisable by the Company, the Executive shall temporarily work at such other place or places as may be determined by the Company.

4.   Compensation.

     (a) Base Salary. During the period from the first year of the Initial Term,
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   the Company shall to pay to the Executive, as base compensation for the services to be rendered by the Executive

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pursuant to this Agreement on an annualized basis (the "Base Salary"), of
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$200,000.00. The Base Salary shall be payable in periodic installments in accordance with the Company's regular payroll practices.

     (b) Review and Adjustment of Salary. On an annual basis, the Company shall
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review the Executive's performance and other relevant factors relating to salary, and at the time of such review, the Base Salary may be increased as determined in the reasonable discretion of the Company.

     (c) Bonuses. In addition to the Base Salary, the Executive shall be
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eligible to receive bonuses of up to 50% of the Base Salary if certain performance milestones are achieved as determined by the Compensation Committee of the Board.

     (d) Total Compensation. Notwithstanding anything to the contrary contained
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herein, the Executive's Total Compensation (as hereinafter defined) during each year of his employment by the Company shall not be less than the Total Compensation of any other officer of the Company other than the Chairman. As used herein, the term "Total Compensation" is defined as salary, bonus, stock
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grants, and the value of stock options, employee fringe benefits and other forms of remuneration. Total Compensation shall be determined in accordance with United States generally accepted accounting principles consistently applied.

5.   Stock Grants and Options.

     (a) Stock Previously Granted.   The parties acknowledge that the Company
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has granted to the Executive 200,000 shares of the Company's common stock $0.001 par value ("Shares") as partial consideration for entering into this Agreement
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and in consideration of consulting services performed on behalf of the company.

     (b) Stock Options. The Company hereby grants the Executive options (the
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"Stock Options") to purchase 825,000 Shares at an exercise price of $3.00 per
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share. 91,667 of the Stock Options are immediately vested and fully exercisable, and 733,333 of the Stock Options shall vest and become exercisable ("Vest") over
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the period from the date of this Agreement through January 22, 2002 as follows:
66,667 of said Stock Options shall Vest on the 22nd day of each January, April, July and October, commencing on July 22, 1999 and continuing until the first to occur of (i) all 733,333 of said Stock Options have Vested, or (ii) the Executive is no longer employed by the Company; provided however, this subsection 5(b) is subject to certain provisions with respect to vesting of Stock Options which are set forth in Section 9 hereof. The number of Shares exercisable pursuant to the Stock Options shall be adjusted for any stock-splits or stock dividends by the Company after the date hereof.

     (c) Accelerated Vesting of Stock Options Upon a Change of Control. In the
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event of a "Change of Control" of the Company during the Employment Period, all of the remaining Stock Options granted in Section 5(b) above, shall immediately Vest as of the date of the Change of Control. "Change of Control" shall occur:

          (i) upon the acquisition by any person, including a group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries, of beneficial ownership of 50% or more of the outstanding stock of the Company entitled to vote;

          (ii) upon the approval by the shareholders of the Company of a definitive agreement for the merger, consolidation, liquidation, recapitalization or sale of substantially all of the assets of the Company; or

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          (iii)  Upon a sale or other transfer of all or substantially all of the assets of the Company in one or a series of transactions.

6.   Reimbursement of Expenses.

     The Company shall reimburse the Executive for normal and reasonable business expenses incurred by him in the course of his employment, including the reasonable costs for transportation and accommodations when the Executive is required to travel away from the location in which he is employed. Such reimbursement shall be subject to the Company's standard procedures with respect to reimbursement, including such matters as pre-approval requirements, lodging and meal allowances, and reimbursement rates for automobile travel.

7.   Benefits.

     The Company represents and agrees that it shall provide a 401(k) Plan in which the Executive shall be eligible to participate. The Company shall provide the Executive with health insurance coverage which pays in full for all medical and dental services for the Executive and his family. The Company shall also reimburse the Executive for car expenses on a monthly basis. The Executive shall also be entitled to participate in all other benefit plans that the Company provides to the other officers.

8.   Vacation.

     The Executive shall be entitled to four weeks of vacation per year.

9.   Termination of Employment.

     (a) Termination by the Company for Cause. Notwithstanding anything to the
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contrary contained herein, the Company may terminate the employment of the
Executive for Cause (as defined below) upon written notice to the Executive. As used herein, the term for "Cause" shall be defined as (i) the Executive shall
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have committed a material breach of any of the provisions set forth herein and failed to cure such breach within 15 days after being given written notice of same by the Company; provided however, in the case of a breach which cannot reasonably be cured within 15 days, Cause shall be deemed not to exist if the Executive commences to cure the breach and is diligently continuing to cure same within 15 days after being given written notice of same by the Company; or (ii) the Executive shall have committed any material act of fraud, gross negligence or gross misconduct in connection with the performance of his duties or obligations hereunder, or shall have been convicted of any felony under the laws of the United States or any of its subdivisions (or pleaded guilty or nolo contendre to any such crime) or any other crime that relates to the Executive's services to, or employment by, the Company.

     (b) Termination Due To Disability. Notwithstanding anything to the contrary
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contained herein, but subject to the terms and provisions of applicable law, the
Company shall have the right to terminate this Agreement if the Executive becomes Disabled (as hereinafter defined) during the Employment Period, provided however, if the Company does so, all Stock Options that would have otherwise vested during the remainder of the Employment Period, shall immediately Vest and become fully exercisable.. As used herein, "Disabled" shall mean that the
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Executive has a physical or mental condition which prevents him from performing the essential functions required of him pursuant to this Agreement, which condition has continued for a period of 90 consecutive business days or existed for a total of at least 120 business days in any twelve month period as determined in good faith by the Board of Directors of the Company.

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     (c) Termination Due To Death. Notwithstanding anything to the contrary
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contained herein, this Agreement shall terminate if the Executive dies during the Employment Period, provided however, in such event, all Stock Options that would have otherwise vested during the remainder of the Employment Period, shall immediately Vest and become fully exercisable..

     (d) Termination for Good Reason. The Executive may terminate this Agreement
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for Good Reason (as hereinafter defined) upon giving 45 days written notice to the Company. Any such notice of termination for Good Reason shall specify the acts or omissions of the Company in sufficient detail so as to enable the Company to determine the provision of this Section relied upon by the Executive in terminating this Agreement. In the event of a Termination for Good Reason, the Company shall pay to the Executive all Base Salary and bonus as provided for in this Agreement through the remainder of the Initial Term or the current Extension Term, as the case may be. For purposes of this Agreement, "Good
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Reason" shall mean:
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          (i)  the assignment to the Executive of any duties inconsistent with the Executive's position (including titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other such position, authority, duties or responsibilities and such assignment shall continue for a ten (10) day cure period, if curable, following the Company's receipt of written notice of such inappropriate assignment, which notice shall specify in detail the nature of the Company's breach, and which shall not be in lieu of the notice of termination referenced above;

          (ii) any failure by the Company to comply with any of the provisions of this Agreement pertaining to compensation of the Executive, and such failure shall continue for a ten (10) day cure period, if curable, following the Company's receipt of written notice of such failure, which notice shall specify in detail the nature of the Company's failure, and which shall not be in lieu of the notice of termination referenced above; or

          (iii) any purported termination by the Company of the Executive's employment except as expressly permitted by this Agreement (i.e., a termination by the Company other than for "Cause").
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     (e) Payments Through Last Day of Employment. In the event of a termination
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of the Executive's employment during the Employment Period for any reason other than as provided in 9(d) above, the Company shall pay the Executive the Base Salary pro rated through the Last Day of Employment, and any reimbursable expenses which he incurred through the Last Day of Employment. If this Agreement is terminated due to the Executive's disability or death, the Company shall pay to him or his estate, as the case may be, any bonus to which he would have otherwise been entitled, which shall be pro rated from the beginning of the then current calendar year, through the Last Day of Employment (it being understood and agreed that any such bonus payable to the Executive shall be paid to the Executive or his estate, as the case may be, if and when any corresponding bonus is paid to the other officers of the Company).

     (f) Survival of Obligations. Except as otherwise set forth herein, all
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rights, duties and obligations of the Company and the Executive shall terminate as of the Last Day Employment except that the Executive's duties and obligations under the Sections hereof pertaining to confidentiality, ownership of intellectual property, covenant to deliver business materials, and any provisions hereof specifying obligations of the parties after termination shall survive the termination of the Executive's employment and shall remain in full force and effect.

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     (g) Accelerated Vesting of Stock Options. In the event the Executive's
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employment is terminated because (i) the Company did not agree to extend this
Agreement for any Extension Term, (ii) the Company terminates the Executive during the Initial Term or any Extension Term other than for Cause, or (iii) the Executive terminates his employment for Good Reason, then the Accelerated Vesting Portion (as hereinafter defined) of the Stock Options shall immediately Vest as of the date of termination of the Executive's employment. For purposes of this Agreement, the "Accelerated Vesting Portion" shall mean the aggregate
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number of Stock Options which (if the Executive's employment with the. Company had continued), would have Vested pursuant to Section 5(b) hereof during (x) the remainder of the then-current term of this Agreement (i.e.: the Initial Term or Extension Term, as the case may be), and (y) the one-year period following the end of the then-current term of this Agreement.

10.    Confidentiality.
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     The Executive acknowledges that in connection with his employment by the
Company, he will have access to trade secrets of the Company and other information and materials which the Company desires to keep confidential, including customer lists, supplier lists, financial statements, business records and data, marketing and business plans, and information and materials relating to the Company's services, products, methods of operation, key personnel, proprietary software and other proprietary intellectual property (collectively, the "Confidential Information"); provided however, that Confidential Information
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does not include information which (i) is or becomes publicly known through the lawful action of any party other than the Executive; (ii) has been made available by the Company, directly or indirectly, to a nonaffiliated third party without obligation of confidentiality; or (iii) the Executive is obligated to produce as a result of a court order or pursuant to governmental action or proceeding. The Executive covenants and agrees that, both during and after the Employment Period, he will keep secret all Confidential Information and will not disclose, reveal, divulge or otherwise make known any Confidential Information to any person (other than the Company or its employees or agents in the course of performing his duties hereunder) or use any Confidential Information for his own account or for the benefit of any other individual or entity, except with the prior written consent of the Company.

11.    Ownership of Intellectual Property.

       The Executive agrees that all inventions, copyrightable material, software, formulas, trademarks, trade secrets and the like which are developed or conceived by the Executive in the course of his employment by the Company (collectively, the "Intellectual Property"), shall be disclosed promptly to the
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Company and the Company shall own all right, title and interest in and to the
Intellectual Property. All of the Intellectual Property shall be considered works made-for-hire pursuant to the United States Copyright Act of 1976, as amended from time to time. In order to ensure that the Company shall own all right, title and interest in and to the Intellectual Property in the event that any of the Intellectual Property is not deemed a work made-for-hire and in any other event, the Executive hereby assigns all such Intellectual Property to the Company, and the Executive agrees to affix to the Intellectual Property appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation to the extent reasonably appropriate, and will execute such instruments of transfer, assignment, conveyance or confirmation as the Company considers necessary to transfer, confirm, vest, perfect, maintain or defend the Company's right, title and interest in and to the Intellectual Property.

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12.  Successors and Assigns.

     This Agreement is binding upon, and shall inure to the benefit of, the Company and its successors and assigns. With respect to the Executive, this is an agreement for the performance of personal services. Absent the prior written consent of the Company, and subject to the terms of the Executive's Will and the laws of descent and distribution, the Executive shall have no right to assign any of his duties or obligations pursuant to this Agreement, and likewise, he shall have no right to assign, transfer, convey, encumber or otherwise dispose of any of his rights pursuant to this Agreement.

13.  Entire Agreement.

     This Agreement contains all of the representations, covenants and agreements between the parties hereto with respect to the subject matter hereof, and constitute the entire agreement of the parties with respect to said subject matter. This Agreement supersedes any and all other prior or contemporaneous agreements, whether oral or in writing, between the parties with respect to the subject matter thereof.

14.  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to the conflicts of law principles thereof.

15.  Amendment and Waiver.

     This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

     No delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. Any failure by either party hereto to require strict performance by the other party or any waiver by any party hereto of any term, covenant or agreement herein shall not be construed as a waiver of any other breach of the same or any other term, covenant or agreement herein.

16.    Severability.

     If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, this Agreement shall not thereby be rendered invalid or unenforceable as a whole. In such event, this Agreement shall continue in full force and effect-and shall be interpreted and enforced as if such invalid or unenforceable term or provision had not been a part hereof.

17.   Indemnification of Executive.
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     The Company agrees to indemnify and hold the Executive harmless from and against any loss, cost or expense, including reasonable attorneys' fees, incurred by the Employee at any time in connection with any claim, demand, suit, action or proceeding, whether pending or threatened, arising out of, or related to any act or omission of the Executive for the Company, including, but not limited to any act or omission, within the scope of his employment by the Company, or in connection with his capacity as an officer or director of the Company. Notwithstanding the foregoing, the indemnification

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obligation of the Company set forth in the preceding sentence shall not apply with respect to any claim, demand, suit, action or proceeding which arises out of any act or omission of the Executive which constitutes gross negligence or willful misconduct by the Executive.

     IN WITNESS WHEREOF, this Agreement was executed by the undersigned as of the date first above written.

                                         eUniverse, Inc.

                                      By:____________________
                                         Brad Greenspan
                                         Its Chairman


                                         ____________________
                                         Leland N. Silvas


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